UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)  (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 5, 2013, India Globalization Capital, Inc. (the “Company”) notified the NYSE MKT (the “Exchange”) that the Company intends to voluntarily delist its Units, which are currently trading under the symbol IGC.U (CUSIP number 45408X209), from the NYSE MKT.

The Board of Directors of the Company determined that it is in the best interests of the IGC to voluntarily delist its Units from the NYSE MKT. The Company formally notified NYSE MKT on February 5, 2013 of the Company's intention to file a Form 25 - Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, with the SEC on or about February 15, 2013. The Company expects that the delisting will take effect on or about February 26, 2013. The Company does not intend to re-list its Units on another securities exchange.

Item 3.03.	Material Modification to Rights of Security Holders

On February 7, 2013, India Globalization Capital, Inc. (the “Company”) issued a press release announcing that it has extended the expiration date of the outstanding 11,855,122 warrants to purchase common stock of the Company issued in the Company’s initial public offering of securities and listed on the NYSE MKT under the ticker symbol IGC.WT from 5:00 p.m. New York time on March 8, 2013 until 5:00 p.m. New York time on Friday, March 6, 2015.  The Warrants have an exercise price of $5.00 per share.  As was the case prior to the extension, the Warrants are subject to earlier expiration if the Company exercises its right to call the Warrants for redemption.  The remainder of the terms of the Warrants remain unchanged.

Item 7.01.	Regulation FD Disclosure.

On February 6, 2013, the Company issued a press release announcing it intends to delist its units from the NYSE MKT.  On February 7, 2013, the Company issued a press release announcing that it has extended the expiration date of the outstanding 11,855,122 warrants. Copies of both the press releases are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

            See the Exhibit Index attached hereto.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

INDIA GLOBALIZATION CAPITAL, INC.

Date: February 7, 2013	By:	/s/ Ram Mukunda
Ram Mukunda Chief Executive Officer and President (Principal Executive Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 6, 2013.
99.2	Press release dated February 7, 2013.